UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 26, 2015

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 26, 2015, EXCO Resources, Inc. (“EXCO”) entered into an Acknowledgement of Amendment to Services and Investment Agreement (the “Acknowledgement”) with Energy Strategic Advisory Services LLC (“ESAS”), which is effective as of March 31, 2015. The Acknowledgement amends that certain Services and Investment Agreement, dated March 31, 2015, by and between EXCO and ESAS (the “Services and Investment Agreement”), a copy of which was filed as Exhibit 10.1 to EXCO’s Amendment Number 1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“Commission”) on May 26, 2015. The description of the Services and Investment Agreement, contained in Item 1.01 of EXCO’s Current Report on Form 8-K filed with the Commission on April 2, 2015 is incorporated herein by reference.

The Acknowledgement amends a clerical error relating to cross references to certain closing conditions in the Services and Investment Agreement and acknowledges that such amendment is an accurate reflection of the original intent of EXCO and ESAS.

The foregoing is only a brief description of the Acknowledgement and such description is qualified in its entirety by reference to the full text of the Acknowledgement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Acknowledgement of Amendment to Services and Investment Agreement, dated as of May 26, 2015, by and between EXCO Resources, Inc. and Energy Strategic Advisory Services LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: June 1, 2015	By:	/s/ William L. Boeing
		Name:	William L. Boeing
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Acknowledgement of Amendment to Services and Investment Agreement, dated as of May 26, 2015, by and between EXCO Resources, Inc. and Energy Strategic Advisory Services LLC.